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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Ugly Duckling Corporation on Form S-3 (File No. 333-31531) filed as of July 18, 1997, as amended by pre-effective amendment no. 1 to Form S-3 filed as of July 30, 1997; Form S-3 (File No. 333-22237) filed as post-effective amendment no. 2 to Form S-1 as of July 18, 1997; Form S-8 (File No. 333-32313) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 29, 1997; Form S-8 (File No. 333-08457) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 19, 1996; Form S-8 (File No. 333-06615) for Ugly Duckling Corporation Director Incentive Plan filed as of June 21, 1996 of our report which includes an explanatory paragraph concerning KARS-YES Holdings Inc.'s ability to continue as a going concern, dated November 6, 1997, on our audits of the consolidated financial statements of KARS-YES Holdings Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996, and 1995, which report is included in this Current Report on Form 8-K.



                                             Coopers & Lybrand L.L.P.

Dallas, Texas
November 25, 1997